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Exhibit 10(xxx)

FORM OF PATENT SECURITY AGREEMENT

        This PATENT SECURITY AGREEMENT dated this 23rd day of July 2002, made by Alliance Pharmaceutical Corp., a New York corporation, (the "Grantor") in favor of [                        ], a [                        ] and [                        ], a [            ] (collectively, the "Secured Parties").

W I T N E S S E T H:

        WHEREAS, the Grantor and the Secured Parties are entering into a Secured Note Purchase Agreement, dated as of the date hereof (the "Secured Note Purchase Agreement").

        WHEREAS, pursuant to the Secured Note Purchase Agreement, dated as of the date hereof, the Secured Parties purchased [$            ] in aggregate face amount of the Grantor's Promissory Notes (the "Initial Notes");

        WHEREAS, under the Secured Note Purchase Agreement the Grantor has the right in certain circumstances to require the Secured Parties to purchase additional notes in the aggregate face amount of [$            ] (the "Subsequent Notes");

        WHEREAS, the Grantor has agreed to grant to the Secured Parties a security interest in certain of its property and assets relating to the Product to secure the performance of the obligations of the Grantor under the Secured Note Purchase Agreement, the Initial Notes and the Subsequent Notes;

        WHEREAS, the Grantor is contemporaneously entering into a Patent and Trademark Security Agreement with the Secured Parties;

        WHEREAS, the Grantor is contemporaneously entering into a Security Agreement with the Secured Parties; and

        WHEREAS, Grantor and Secured Party by this instrument seek to confirm and make a record of the grant of a security interest in the patents relating to the Product.

        NOW, THEREFORE, in consideration of the premises set forth above the Grantor hereby agrees with the Secured Parties as follows:

        Section 1.    Defined Terms.    Unless otherwise defined herein, terms used herein shall have the meaning given to them in the Patent and Trademark Security Agreement.

        Section 2.    Grant of Security Interest in Patent Collateral.    As collateral security for the prompt and complete payment and performance when due of the Obligations, the Grantor hereby grants to the Secured Parties a continuing first priority security interest in all of the following property now owned by the Grantor, and/or in which the Grantor has, or hereafter at any time during the term of the Patent and Trademark Security Agreement acquires, an unrestricted right, title or interest:

  (a)
  all Product Patents and Product Patent Applications, including those listed on Schedule A hereto;

  (b)
  all Licenses relating to Product Patents;

  (c)
  and all Accounts (as defined in the Code), contract rights and General Intangibles arising under or relating to every License relating to Product Patents and to the extent not otherwise included, all products and proceeds of any and all of the foregoing.

        Section 3.    Security Agreement.    The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Secured Parties pursuant to the Patent and Trademark Security Agreement, and Grantor hereby acknowledges and confirms that the rights and remedies of Secured Parties with respect to the security interests in the Product Patents, Product Patent Applications and Licenses relating to the Product Patents granted hereby are more fully set forth in the Patent and Trademark Security Agreement, the terms and provisions of which are incorporated herein by reference.

        IN WITNESS WHEREOF, the parties signatory hereto have caused this Patent Security Agreement to be duly executed and delivered as of the date first above written.

ALLIANCE PHARMACEUTICAL CORP.		[SECURED ENTITY]
By:	Name: Theodore D. Roth Title: President and Chief Operating Officer	By:	Name: Title:
STATE OF	)

	)	ss.:
COUNTY OF	)

        On this    day of July 2002, before me personally appeared Theodore D. Roth proved to me on the basis of satisfactory evidence to be the person who executed the above Patent Security Agreement as President and Chief Operating Officer on behalf of Alliance Pharmaceutical Corp., and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

NOTARY PUBLIC
STATE OF	)

	)	ss.:
COUNTY OF	)

        On this            day of July 2002, before me personally appeared                        proved to me on the basis of satisfactory evidence to be the person who executed the above Patent Security Agreement as an authorized representative on behalf of [SECURED ENTITY], and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

NOTARY PUBLIC

SCHEDULE A

ISSUED U.S. PATENTS

Alliance Docket No.	Application No.	Patent No.	Date Filed	Date Issued

PENDING U. S. PATENT APPLICATIONS

Alliance Docket No.	Application No.	Date Filed

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FORM OF PATENT SECURITY AGREEMENT